UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 14, 2015

Hurco Companies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Indiana

(State or Other Jurisdiction of Incorporation)

0-9143	35-1150732
(Commission File Number)	(IRS Employer Identification No.)

One Technology Way
Indianapolis, Indiana	46268
(Address of Principal Executive Offices)	(Zip Code)

(317) 293-5309

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 14, 2015, Hurco USA, Inc. (“HUI”), a wholly-owned subsidiary of Hurco Companies, Inc. (“Hurco”), entered into an Asset Purchase Agreement (the “Milltronics Purchase Agreement”) with Milltronics Manufacturing Company, Inc. d/b/a Milltronics CNC Machines, a Minnesota corporation (“Milltronics”), and Liberty Diversified International, Inc., a Minnesota corporation (“LDI”), to purchase substantially all of the assets of Milltronics. The acquisition also closed on July 14, 2015.

Pursuant to the Milltronics Purchase Agreement, on July 14, 2015, HUI purchased substantially all of the assets of Milltronics for a total consideration, including the payment of cash and the assumption of obligations, of $13.3 million. HUI paid the $12.5 million cash payment portion of the purchase price using cash on hand. In addition, accounts receivable of Milltronics having a book value of approximately $2.6 million were assigned to HUI, for which payment is not due unless and until those receivables are collected by the end of a 90-day collection period. HUI has the right to reassign uncollected accounts receivable to Milltronics at the end of that 90-day period and HUI has no obligation to pay for any receivables that are so reassigned. In connection with the transaction, HUI intends to change its corporate name to Milltronics USA, Inc.

Also on July 14, 2015, Hurco Manufacturing Limited (“HML”), a wholly-owned subsidiary of Hurco, entered into an Asset Purchase Agreement (the “Takumi Purchase Agreement”) with Takumi Machinery Co., Ltd. (“Takumi”), a company limited by shares incorporated under the laws of the Republic of China, and LDI to purchase the business, technology, goodwill and operating assets of Takumi. The closing of the acquisition under the Takumi Purchase Agreement is subject to approval by the shareholders of Takumi. LDI owns approximately 98% of the outstanding shares of Takumi. On July 14, 2015, Hurco, HML and LDI entered into a Takumi Sale Agreement (the “Takumi Sale Agreement”), whereby LDI agrees to cause the required Takumi shareholder approval to be obtained. The Takumi Sale Agreement further provides that the Takumi shareholder meeting will occur on or before July 30, 2015, and that the closing of the acquisition under the Takumi Purchase Agreement will occur within one business day of shareholder approval or as soon as practicable thereafter and in all cases on or before July 31, 2015. However, Hurco cannot provide any assurances that the closing of the acquisition under the Takumi Purchase Agreement will occur on that timeline or at all.

Pursuant to the Takumi Purchase Agreement, the total consideration for the Takumi assets will be based on the book values of certain of the assets acquired as of the closing date and will be determined following a physical inspection of inventory, equipment and other assets of Takumi as of closing date. Based on a recent inspection of the Takumi assets, the parties estimate that the total consideration, including the payment of cash and the assumption of obligations, for the Takumi assets to be acquired will be approximately $6.5 million. This estimate is likely to change and the consideration to be paid by HML for the Takumi assets may be higher than the estimate. HML plans to pay the cash payment portion of the purchase price at closing using cash on hand.

The foregoing summaries of the Milltronics Purchase Agreement, the Takumi Purchase Agreement and the Takumi Sale Agreement are qualified in their entirety by reference to the complete terms and provisions of those agreements that are filed herewith as Exhibits 2.1, 2.2 and 10.1, respectively, and are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On July 15, 2015, Hurco Companies, Inc. issued a press release announcing the matters described under Item 1.01 of this Form 8-K. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
2.1	Asset Purchase Agreement, dated as of July 14, 2015, by and among Milltronics Manufacturing Company, Inc. d/b/a Milltronics CNC Machines, Liberty Diversified International, Inc. and Hurco USA, Inc.*
2.2	Asset Purchase Agreement, dated as of July 14, 2015, by and among Takumi Machinery Co., Ltd., Liberty Diversified International, Inc. and Hurco Manufacturing Limited*
10.1	Takumi Sale Agreement, dated as of July 14, 2015, by and between Hurco Companies, Inc., Hurco Manufacturing Limited and Liberty Diversified International, Inc.
99.1	Press release dated July 15, 2015.

*Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

This report contains forward-looking statements which involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors include, among others, the cyclical nature of the machine tool industry, changes in general economic and business conditions that affect demand for our products, the risks of our international operations, changes in manufacturing markets, innovations by competitors, the ability to protect our intellectual property, breaches of our network and system security measures, fluctuations in foreign currency exchange rates, increases in prices of raw materials, quality and delivery performance by our vendors, changes in operations due to acquisitions, the ability to maintain relationships with customers and other key business partners, loss of key personnel, the possibility that the anticipated benefits from the Milltronics and Takumi acquisitions will not be fully realized or will take longer to realize than expected, the possibility that costs or difficulties related to the integration of Milltronics and Takumi’s operations will be greater than expected, the risk that a condition to the closing of the Takumi acquisition will not be satisfied on a timely basis or at all, the risk that the Takumi acquisition fails to close for any other reason, the risk that the purchase price for the Takumi assets will be substantially higher than the current estimate, the risks and uncertainties related to Hurco’s ability to successfully integrate the operations, products and employees of Milltronics and Takumi, the effect of the potential disruption of management’s attention from ongoing business operations due to the acquisitions, the effect of the announcement of the acquisitions on relationships with customers and vendors of Milltronics and Takumi, negative or unforeseen tax consequences and governmental actions and initiatives including import and export restrictions and tariffs. There can be no assurance that the Takumi acquisition will, in fact, be consummated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 15, 2015

HURCO COMPANIES, INC.

By: /s/ Sonja K. McClelland

Sonja K. McClelland, Vice President,

Secretary, Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Asset Purchase Agreement, dated as of July 14, 2015, by and among Milltronics Manufacturing Company, Inc. d/b/a Milltronics CNC Machines, Liberty Diversified International, Inc. and Hurco USA, Inc.*
2.2	Asset Purchase Agreement, dated as of July 14, 2015, by and among Takumi Machinery Co., Ltd., Liberty Diversified International, Inc. and Hurco Manufacturing Limited*
10.1	Takumi Sale Agreement, dated as of July 14, 2015, by and between Hurco Companies, Inc., Hurco Manufacturing Limited and Liberty Diversified International, Inc.
99.1	Press release dated July 15, 2015.

*Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request.